Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this third amendment of the Registration Statement on Form S-1 of Multi Packaging Solutions International Limited of our report dated November 14, 2014 relating to the carve-out financial statements of the US Folding Carton and Lithographic Printing Business of Atlas AGI Holdings LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 30, 2015